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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-48371 of FaciliCom International, Inc. on Form S-4 of our report dated March 19, 1998, on the financial statements of Tele8 for the period January 1, 1995 to June 30, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE

Malmo, Sweden

May 26, 1998